Exhibit 4.1

FORM OF SUBSCRIPTION AGREEMENT

FOR SHARES OF COMMON STOCK OF

ASPEN REIT, INC.

This Subscription Agreement confirms the agreement of the undersigned (the “Subscriber”) to subscribe for and purchase                        (1) shares of common stock, $0.01 par value per share (the “Shares”), of Aspen REIT, Inc., a Maryland corporation (the “Company”), for a purchase price of $20.00 per Share, for a total purchase price of the number of Shares times the price per Share (“Subscription Price”), subject to the terms, conditions, acknowledgments, representations and warranties stated herein and in the Final Offering Circular, dated                  , 2018 (the “Circular”) for the offer and sale of the Shares by the Company (the “Offering”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Circular.

1.             Subscriber hereby authorizes                                        (2) as Selling Agent to debit funds equal to the aggregate amount of the Subscription Price from Subscriber’s account at                                        (3).  Alternatively, Subscriber shall initiate a wire transfer of immediately available funds representing the Subscription Price from its own bank account to the escrow account for the Offering maintained by Prime Trust, LLC as described in the Circular (the “Escrow Account”).  Subscriber understands that if Subscriber wishes to purchase Shares, Subscriber must (a) complete this Subscription Agreement and (b) have sufficient funds in Subscriber’s account at the time of the execution of this Subscription Agreement or have funded Subscriber’s Subscription Price into the Escrow Account.

2.             Subscriber acknowledges and agrees that:

(a)                                 Subscriber (i) if a U.S. individual, must subscribe for a minimum of 100 Shares and (ii) if a non-U.S. individual or an entity must subscribe for a minimum of 500 Shares;

(b)                                 the Company may accept or reject the subscription for Shares undertaken hereby in whole or in part for any reason or no reason. This subscription shall be deemed to be accepted only when this Agreement has been signed by an authorized officer or agent of the Company, and the deposit of the payment of the Subscription Price for clearance will not be deemed an acceptance of this Agreement  If funds representing the subscription for Shares undertaken hereby have been released from the Subscriber’s account and the subscription is rejected, funds related the rejected subscription will be returned to the Subscriber without interest or deduction;

(c)                                  if the Company accepts the subscription undertaken hereby, Subscriber’s subscription will as a result become irrevocable; and

(d)                                 in the event that the Offering is terminated, the Shares will not be sold to investors in the Offering, and if funds representing the subscription for Shares undertaken hereby have been released from the Subscriber’s account, all subscription funds will be returned to the Subscriber without interest or deduction.

(1)           Insert here to number of Shares being subscribed for.

(2)           Insert here the name of the selling agent/broker.

(3)           Insert here the name of the selling agent/broker or other account where subscription funds are held by subscriber.

3.             In order to induce the Company to accept this Subscription Agreement and as further consideration for such acceptance, Subscriber hereby makes, adopts, confirms and agrees to all of the following covenants, acknowledgments, representations and warranties with the full knowledge that the Company and its affiliates will expressly rely thereon in making a decision to accept or reject this Subscription Agreement:

(a)                                 Investor Information (Subscriber must include a permanent street address even if Subscriber’s mailing address is a P.O. Box.)

Individual/Beneficial Owner:

Name:

Tax ID Number:

Street Address:

City:

Region:

Postal Code:

Country:

Phone Number:

Email Address:

Joint-Owner/Minor:  (If applicable.)

Name:

Tax ID Number:

Street Address:

City:

Region:

Postal Code:

Country:

Phone Number:

Email Address:

(b)                                 Investor Eligibility Certifications.  Subscriber understands that to purchase Shares, Subscriber must either be an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 (the “Act”), or, unless the Shares issued in the Offering initially trade on a national securities exchange, Subscriber must limit its investment in the Shares to a maximum of: (i) 10% of Subscriber’s net worth or annual income, whichever is greater, if Subscriber is a natural person; or (ii) 10% of Subscriber’s revenues or net assets, whichever is greater, for the most recently completed fiscal year, if Subscriber is a non-natural person.  Subscriber understands that if Subscriber is a natural person, Subscriber should determine “net worth” for purposes of these representations by calculating the difference between Subscriber’s total assets and total liabilities.  Subscriber understands this calculation must exclude the value of Subscriber’s primary residence and may exclude any indebtedness secured by Subscriber’s primary residence (up to an amount equal to the value of such primary residence).  In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

(c)                                  Subscriber represents and warrants that Subscriber meets the qualifications to purchase Shares because either (check one):

☐                                    if Subscriber is not an “accredited investor” (see the “Plan of Distribution” section of the Circular and below for a definition of “accredited investor”), the aggregate purchase price for the Shares Subscriber is purchasing in the Offering does not exceed (A) 10% of the greater of annual income or net worth, whichever is greater (for natural persons); or (B) 10% of the greater of annual revenue or net assets, whichever is greater, at fiscal year-end (for non-natural persons); or

☐                                    Subscriber is an “accredited investor” based on the fact that it meets at least one of the following requirements (check all that apply):

☐                                    he or she is a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000, excluding (i) the value of such natural person’s primary residence, (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐                                    he or she is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and who has a reasonable expectation of reaching the same income level in the current year;

☐                                    it is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐                                    it is a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(a)(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐                                    he or she is a director or executive officer of the Company;

☐                                    it is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

☐                                    it is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Offered Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Act; or

☐                                    it is an entity in which all of the equity owners are accredited investors.

(d)                                 Subscriber has received, reviewed and understands the contents of the Circular, including the section thereof captioned “Risk Factors”.  Subscriber acknowledges that the Company is a recently formed, single asset real estate investment trust, and therefore an investment in the Shares carries significant risks, whether or not those risks are explicitly set out in the Circular.  The Circular may be accessed at: www.m-vest.com/aspenreit. Subscriber acknowledges that no representations or warranties have been made to Subscriber, or to Subscriber’s advisors or representatives, by the Company or any of its officers, directors, employees or agents, or other third parties, with respect to the business or prospects of the Company or its financial condition.

(e)                                  Subscriber has reviewed and accepts the Company’s charter and bylaws as filed with the Securities and Exchange Commission.

(f)                                   Subscriber is purchasing the Shares for Subscriber’s own account and for investment purposes.

(g)                                  Subscriber acknowledges that the price of the Shares has been determined by the Company in consultation with the Lead Agent and does not necessarily bear any relationship to the book value of the St. Regis Aspen Resort.

(h)                                 Subscriber is empowered, authorized and qualified to consummate the purchase of the Shares.

(i)                                     Subscriber maintains Subscriber’s domicile (and is not a transient or temporary resident) at the address shown on the signature page to this Agreement.

(j)                                    Subscriber is not listed on or owned or controlled by individuals listed on, or acting as an agent, representative, intermediary or nominee for any person identified on, the list of blocked or sanctioned persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury; the United Nations Security Council Committee; Her Majesty’s Treasury, United Kingdom; or the European Union (“Sanctions Target”). The Subscriber has complied with, and will continue to comply with, and will not cause the Company to violate, all applicable U.S. sanctions laws, regulations, directives, and executive orders, is not located in, and not undertaken prohibited activity relating to U.S. embargoed countries, including Iran, Syria, North Korea, and Crimea (“Sanctioned Countries”). The

Subscriber will not involve or include, directly or indirectly, any person or country/territory that is a Sanctions Target or Sanctioned Countries in any of its dealings with the Company or related to this Subscription Agreement, or use any funds in furtherance of transactions, directly or indirectly, with or on behalf of any Sanctions Targets or Sanctioned Countries, including, without limitation, using funds in any business with or involving entities, owned or controlled by Sanctions Targets or Sanctioned Countries. In addition, the Subscriber has. complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering, including but not limited to the following laws: (1) those of the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

(k)                                 Subscriber represents and warrants that no funds used to pay the Subscription Price are derived from any criminal activity or related to any criminal source.

(l)                                     Subscriber acknowledges that Subscriber should consult its own legal, financial and tax advisers with respect to the tax consequences of a purchase of the Shares in Subscriber’s particular circumstances, and that neither the Company nor the Lead Agent nor any person or entity acting on their behalf has provided any legal, tax or financial advice to the Subscriber in connection with Subscriber’s investment in the Shares.

(m)                             For Non-U.S. Subscribers: Subscriber makes the additional representations and certifications set forth on Annex A.

4.             By making the foregoing representations Subscriber has not waived any right of action Subscriber may have under federal or state securities law. Any such waiver would be unenforceable. The Company will assert Subscriber’s representations as a defense in any subsequent litigation where such assertion would be relevant.

5.             This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of New York without giving effect to the principles of conflict of laws.

6.             Digital (“electronic”) signatures, often referred to as an “e-signature”, enable paperless contracts and help speed up business transactions.  The 2001 E-Sign Act was meant to ease the adoption of electronic signatures.  The mechanics of this Subscription Agreement’s electronic signature include Subscriber’s signing this Agreement below by adopting a signature and clicking signature tags, with the underlying software recording Subscriber’s IP address and browser identification, the timestamp, and a securities hash within an SSL encrypted environment.  This electronically signed Subscription Agreement will be available to both Subscriber and the Company, as well as any associated Selling Agents, so they can store and access it at any time.  Subscriber and the Company each hereby consent and agree that electronically signing this Subscription Agreement constitutes Subscriber’s signature, acceptance and agreement as if actually signed by Subscriber in writing.  Further, all parties agree that no certification authority or other third party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of Subscriber’s signature or resulting contract between Subscriber and the Company.  Subscriber understands and agrees that Subscriber’s e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by Subscriber.  Subscriber agrees that Subscriber’s electronic signature is the legal equivalent of a manual signature on this Subscription Agreement and that Subscriber consents to be legally bound by this Subscription Agreement’s terms and conditions.  Furthermore, Subscriber and the Company each hereby agree that all current and future notices, confirmations and other communications regarding this Subscription Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communication being diverted to the recipient’s spam filters by the recipient’s email service provider, or due to a recipient’s change of address, or due to technology issues by the recipient’s service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to Subscriber, and if Subscriber desires physical documents then Subscriber agree to be satisfied by directly and personally printing, at Subscriber’s own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that Subscriber desires.

Subscriber’s Consent is Hereby Given: By signing this Subscription Agreement electronically, Subscriber is explicitly agreeing to receive documents electronically including a copy of this signed Subscription Agreement as well as ongoing disclosures, communications and notices.

7.             BY ELECTRONICALLY SIGNING THIS AGREEMENT, SUBSCRIBER CERTIFIES THAT SUBSCRIBER HAS THE AUTHORITY TO ENTER INTO THIS SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY FOR WHOSE ACCOUNT THIS SUBSCRIPTION IS PLACED.

SIGNATURES:

Subscriber:

Name:
Email:
Date:

Subscription Accepted:

ASPEN REIT, INC:

Name:
Email:
Title:

[Signature Page to Aspen REIT, Inc. Subscription Agreement]

Annex A

Representations of Non-U.S. Subscribers

For Israeli Subscribers

Sophisticated investor status (check one):

☐          Subscriber is a “sophisticated investor” (see definition below)

☐          Subscriber is a not a “sophisticated investor” (see definition below)

Under Israeli law, the term “sophisticated investor” means either:

(a)           an institutional investor, including mutual funds, provident funds,  members of a stock exchange, insurance companies, banks, portfolio managers, investment advisors, underwriters (provided that banks, portfolio managers and members of a stock exchange purchase for themselves or for clients who are  “sophisticated investors” and investment advisers and underwriters purchase for themselves), ventures capital funds, entities fully owned by the entities mentioned above or corporations with equity of at least NIS 50 million (approximately US$ 14 million); or

(b)           individuals with one of the following: (i) liquid assets with total value exceeding NIS 8 million (approximately US$ 2.3 million), (ii) Have annual income of at least NIS 1.2 million (approximately US$ 350,000) in each of the recent two years (or NIS 1.8 for household), or (iii) liquid assets with total value exceeding NIS 5 million (approximately US$ 1.4 million) and annual income of at least NIS 600,000 (approximately US$ 170,000) in each of recent two years (or NIS 900,000 for household).

For Canadian Subscribers

1.             Acknowledgments of the Subscriber. The Subscriber, on its own behalf and, if the Subscriber is acting as a trustee, agent, representative, nominee, custodian or in a similar agency capacity for another person or entity, on behalf of any underlying beneficial owner (an “Underlying Owner”), the term “Subscriber” being understood to refer as well to such Underlying Owner unless the context otherwise requires, acknowledges that:

(a)           The offer, sale and distribution of the Shares to the Subscriber is being effected by the Company in reliance on exemptions from the prospectus requirements under applicable Canadian securities laws (the “Applicable Canadian Securities Laws”).

(b)           No prospectus has been filed with any Canadian securities regulatory authority (“Regulator”) in connection with the offering of the Shares in Canada and no Regulator has made any finding or determination as to the merits of an investment in the Shares or has otherwise made any recommendation or endorsement with respect to the Shares.

(c)           The Company may be required to file a report of trade with all applicable Regulators containing certain personal information about the Subscriber. The report of trade will include, among other information, the full name, residential or business address and telephone number of the Subscriber, the number and type of Interests purchased, the total purchase price expressed in Canadian dollars, the prospectus exemption under Applicable Canadian Securities Laws relied upon by the Company to distribute the Shares to the Subscriber and the date of the distribution. By completing this Subscription Agreement, the Subscriber authorizes the indirect collection of the information described in this section by all applicable Regulators and consents to the disclosure of such information to the public through the filing of a report of trade with all applicable Regulators.

(d)           The Shares are being offered on a “private placement” basis only, will be subject to resale restrictions under Applicable Canadian Securities Laws and are restricted securities in Canada and, accordingly, any resale of such Shares will be required to be made in accordance with prospectus and registration requirements under Applicable Canadian Securities Laws, pursuant to statutory exemptions from the prospectus and registration requirements under Applicable Canadian Securities Laws or under a discretionary exemption from the prospectus and registration requirements under Applicable Canadian Securities Laws granted by the applicable Regulators.

(e)           The certificates, if any, representing the Shares (and any replacement certificates issued prior to the expiration of the applicable hold periods), or ownership statements issued under a direct registration system or other electronic book-entry system, may be required to bear a legend in accordance with Applicable Canadian Securities Laws and the Company will be deemed to have complied with such requirement upon the Subscriber’s receipt of the Canadian Memorandum containing disclosure pertaining to resale restrictions under Applicable Canadian Securities Laws.

2.             Representations, Warranties and Certifications of the Subscriber.  The Subscriber, on its own behalf and on behalf of any Underlying Owner, as applicable, represents, warrants and certifies to the Company that, at the date of this Subscription Agreement and at the time of completion of the investment in the Shares by the Subscriber:

(a)           Where the Subscriber is not a natural person, the Subscriber is duly organized and validly existing under the laws of its jurisdiction of organization.

(b)           Where the Subscriber is not a natural person, the Subscriber has the power and capacity, without limitation, to purchase the Shares, and the Subscriber’s execution, delivery and performance under the Circular and this Subscription Agreement, including any appendices, exhibits, supplements, addenda, forms, modifications and amendments thereto (collectively, the “Offering Documents”) has been duly authorized by all necessary action on the part of the Subscriber, and no other proceedings on the part of the Subscriber are necessary to authorize the Subscriber to enter into this agreement to purchase the Shares or to consummate the transactions contemplated under the Offering Documents, or to comply with the terms of the Offering Documents as applicable to the Subscriber.

(c)           The Offering Documents and all related materials delivered to the Subscriber by the Company in connection with the offer and sale of the Shares to the Subscriber have been duly executed by the Subscriber and constitute a valid and binding obligation enforceable against the Subscriber in accordance with their terms.

(d)           To the knowledge of the Subscriber, after thorough due diligence, the offer and sale of the Shares in Canada to the Subscriber was made exclusively through the Offering Documents, and was not made through an advertisement of the Shares in any printed media of general and regular paid circulation, radio, television or telecommunications, including electronic display, or any other form of advertising in Canada.

(e)           Where required by Applicable Canadian Securities Laws, the Subscriber is investing in the Shares as principal, or is deemed to be investing as principal in accordance with Applicable Canadian Securities Laws of the province in which the Subscriber is resident, for its own account and not as agent for the benefit of another person, and for investment only and not with a view to resale or distribution.

(f)            The Subscriber has been independently advised as to and is aware of the resale restrictions under Applicable Canadian Securities Laws with respect to the Shares.

(g)           No person has made any oral or written representations to the Subscriber that any person will resell or repurchase the Shares or otherwise refund the purchase price of the Shares nor has any person made any oral or written representations to the Subscriber as to the future value or price of the Shares.

(h)           No person has made any written or oral representation that the Shares will be listed and posted for trading on a stock exchange or quoted on a quotation or trade reporting system or that application has been made to list or post the Shares for trading on a stock exchange or quote the Shares on a quotation or trade reporting system.

(i)            The Subscriber is entitled under Applicable Canadian Securities Laws to purchase the Shares without the benefit of a prospectus qualified under such Applicable Canadian Securities Laws and, without limiting the generality of the foregoing, (1) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”), or, in Ontario, in section 73.3(1) of the Securities Act (Ontario), as applicable, by virtue of satisfying the criteria in Schedule “A” below, and (2) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations, by virtue of satisfying the criteria for a “permitted client” as set forth in Schedule “B” below.

(j)            The Subscriber is not a person created or used solely to purchase or hold securities as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” in section 1.1 of NI 45-106.

(k)           None of the funds being used to purchase the Shares for which the Subscriber is subscribing are, to the best of the Subscriber’s knowledge, after thorough due diligence, proceeds obtained or derived, directly or indirectly, as a result of illegal activities and:

(i)                                     the funds being used to purchase the Shares and advanced by or on behalf of the Subscriber to the Company do not represent proceeds of crime for the purpose of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”);

(ii)                                  the Subscriber is not a person or entity identified on a list established under Part II.1 of the Criminal Code (Canada) (the “Criminal Code”) or under the Freezing Assets of Corrupt Foreign Officials Act (Canada) (the “FACFOA”), the Special Economic Measures Act (Canada) (the “SEMA”), sanctions resolutions and regulations of the United Nations adopted by Canada under the United Nations Act (Canada) (collectively, the “UN Sanctions”), or any regulations in force in Canada implementing or amending the foregoing;

(iii)                               the Subscriber acknowledges and agrees that the Company may in the future be required by law to disclose the Subscriber’s name and other information relating to the Subscriber and any purchase of the Shares, on a confidential basis, pursuant to the PCMLTFA, the Criminal Code, the FACFOA, the SEMA, the UN Sanctions or as otherwise may be required by applicable laws, regulations or rules, and by accepting delivery of the Circular and executing this Subscription Agreement, the Subscriber hereby agrees to the foregoing;

(iv)                              to the best of the Subscriber’s knowledge, after thorough due diligence, none of the funds to be provided by the Subscriber to the Company are being tendered on behalf of a person or entity who has not been identified to the Subscriber; and

(v)                                 the Subscriber shall promptly notify the Company if the Subscriber discovers that any such representations cease to be true, and shall provide the Company with appropriate information in connection therewith.

The Subscriber acknowledges that the Company is relying on the foregoing representations, warranties and certifications in connection with the offer, sale and issuance of the Shares to the Subscriber.

3.             Covenants and Acknowledgements of the Subscriber.

(a)           The Subscriber agrees to provide the Company upon request with any information concerning the Subscriber and its purchase of the Shares necessary to enable the Company to make any reports or other filings that they may be required to make under applicable law, or to assist the Company in determining the availability to them of exemptions from requirements under applicable law or their compliance with applicable law.

(b)           The Subscriber acknowledges that Subscriber should consult its own legal, financial and tax advisers with respect to the tax consequences of a purchase of the Shares in its particular circumstances and with respect to the eligibility of the Shares for investment by the Subscriber under relevant Canadian federal and provincial legislation and regulations.

(c)           The Subscriber acknowledges that any “forward-looking information” as such term is defined under Applicable Canadian Securities Laws contained within the Circular may not have been prepared or may not be presented consistent with Canadian disclosure standards and that the Subscriber will not receive any additional information updating such “forward-looking information” during any period that the Company is not a “reporting issuer” in any province or territory of Canada.

(d)           The Subscriber understands that, except where otherwise expressly provided, the representations, warranties, certifications, covenants and acknowledgements set forth in the preceding paragraphs are in addition to any other representations, warranties, certifications, covenants and acknowledgements set forth in the Offering Documents, including, for greater certainty, within the Circular, and that the Company will rely upon the accuracy and truth of the foregoing representations, warranties, certifications, covenants and acknowledgements and the Subscriber hereby consents to such reliance.

(e)           The Subscriber further understands that, as a condition to purchasing the Shares, the Subscriber is required to execute a Canadian certificate (the “Canadian Certificate”) in the form accompanying this Subscription Agreement.  The Subscriber acknowledges that the Company is relying on the executed Canadian Certificate to determine the Subscriber’s eligibility to purchase the Shares under Applicable Canadian Securities Laws.

(f)            The Subscriber agrees that the representations, warranties, certifications, covenants and acknowledgements contained herein, including in the Canadian Certificate appended hereto, shall survive any issuance of the Shares to the Subscriber and can continue to be relied on by the Company so long as the Subscriber is a holder of Shares until the Subscriber advises the Company that there has been a change in the information in the Canadian Certificate.

(g)           Upon receipt of this Subscription Agreement, the Subscriber hereby confirms that Subscriber has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.